SCHEDULE 14A

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the Registrant                    [X]

Filed by a Party other than the Registrant [ ]


Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to ss.240.14a-12

                          Pioneer America Income Trust
                             Pioneer Balanced Fund
                               Pioneer Bond Fund
             Pioneer Money Market Trust (Pioneer Cash Reserves Fund)
                         Pioneer Emerging Markets Fund
                           Pioneer Equity-Income Fund
                              Pioneer Europe Fund
                                  Pioneer Fund
                             Pioneer Growth Shares
                            Pioneer High Yield Fund
                             Pioneer Indo-Asia Fund
                       Pioneer International Growth Fund
                       Pioneer Limited Maturity Bond Fund
                             Pioneer Micro-Cap Fund
                              Pioneer Mid-Cap Fund
                           Pioneer Mid-Cap Value Fund
                           Pioneer Real Estate Shares
                       Pioneer Science & Technology Fund
                           Pioneer Small Company Fund
                         Pioneer Strategic Income Fund
                          Pioneer Tax-Free Income Fund
                            Pioneer Tax-Managed Fund
                                   Pioneer II
                           Pioneer World Equity Fund
                  (Name of Registrant as Specified in its Charter)



    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required

                              PIONEER MUTUAL FUNDS
                              VERBAL VOTING SCRIPT

INTRODUCTION

Hello, my name is __________. I'm calling from DF King on behalf of PIONEER [NAME OF FUND]. May I please speak to __________?

ADDRESS SHAREHOLDER NEEDS

The Board of Trustees of your PIONEER [NAME OF FUND] mailed a proxy statement that requires your attention. I'm calling to find out if you received these materials. May I have a moment of your time?

Have you received the proxy materials in the mail?

         IF NOT, THEN HELP THE SHAREHOLDER OBTAIN THE MATERIAL HE/SHE REQUIRES. IN EITHER CASE, MAKE SURE THE ADDRESS IS CORRECT, MAKE ANY NECESSARY CORRECTIONS, AND CODE THE DISPOSITION AS "14" OR "15". IF THE SHAREHOLDER SAYS HE/SHE JUST GOT THE MATERIALS, OFFER HIM THE 800 PHONE NUMBER 1-800-735-3591, OFFER TO GIVE HIM/HER A BRIEF SUMMARY OF THE PROXY STATEMENT, AND EXPLAIN THAT SOMEONE MAY CALL IN A FEW DAYS TO ANSWER ANY QUESTIONS.

Are you familiar with the proposal? May I assist you with any questions?

         TAKE TIME TO ANSWER ALL QUESTIONS CAREFULLY. DO NOT GIVE ADVICE. REMIND THE SHAREHOLDER THAT THE BOARD OF TRUSTEES HAS RECOMMENDED THAT HE/SHE VOTE IN FAVOR. MANY QUESTIONS CAN BE ADDRESSED BY REFERRING TO THE PROXY STATEMENT AND READING THE APPROPRIATE SECTIONS.

If it's convenient for you, I can record your vote over the telephone right now. Is it convenient?

         ALLOW THE SHAREHOLDER TO GIVE YOU A RESPONSE. IF THE SHAREHOLDER SAYS HE/SHE HAS ALREADY SENT IN THE PROXY, DO NOT ASK THE SHAREHOLDER HOW HE/SHE VOTED AND POLITELY END THE CALL.

Here's how we'll proceed. The phone call will be recorded to assure accuracy. I will ask you for your name, confirmation that you received the proxy materials, your address, and the last 4 digits of your social security number. We'll then take your vote. Within 72 hours, we'll mail you a letter confirming your vote. Are you ready?

         DEPENDING ON ANSWER, TAB DOWN AND CHOOSE EITHER "Y" OR "N". IF YOU ARE GOING TO TAKE A VOTE, REMEMBER TO ALLOW THE PHONE CALL TO BE RECORDED.

BEGIN THE VOTE

At this time, I'll begin recording the call. First, I'll reintroduce myself. My name is __________, calling from DF King & Co on behalf of PIONEER [NAME OF FUND]. Today's date is __________ and the time is __________.

May I please have your name?

May I ask if you received the proxy materials?

May I please have your address?

And finally the last 4 digits of your social security number?

         INPUT THE LAST 4 DIGITS OF THE SSN. YOU MAY NOT PROCEED WITHOUT THIS INFORMATION. IF THE SHAREHOLDER REFUSES TO GIVE THIS INFORMATION, EXPLAIN THAT IT IS FOR SECURITY PURPOSES ONLY, TO ASSURE THAT ONLY THE PROPER PERSON CAN VOTE HIS/HER SHARES. HOWEVER, IF THE SHAREHOLDER CONTINUES TO RESIST, YOU HAVE NO CHOICE BUT TO POLITELY END THE CALL. IN THIS CASE, RETURN TO THE FIRST SCREEN (SHIFT TAB) AND HIT "N", WHICH WILL TAKE YOU TO THE DISPOSITION SCREEN.

ACTUAL VOTING

Your Board of Trustees has made a proposal that it has studied carefully. It recommends that you vote in favor of this proposal. Would you like to vote in favor of this proposal as recommended by your Board?

         CHOOSE EITHER "Y" OR "N". IF YOU CHOOSE "Y", THEN THE COMPUTER WILL FILL IN THE RESPONSE FOR ALL PROPOSALS. IF YOU CHOOSE "N", YOU MUST INPUT A VOTE FOR EACH PROPOSAL. IF YOU ARE REQUIRED TO READ THE PROPOSAL INDIVIDUALLY, END EACH PROPOSAL BY SAYING, "YOUR BOARD RECOMMENDS THAT YOU VOTE IN FAVOR. HOW WOULD YOU LIKE TO VOTE?" FOR MOST PROPOSALS, THE VALID RESPONSES ARE

                                    F = FOR PROPOSAL.
                                    A = AGAINST PROPOSAL.
                                    B = ABSTAIN.
CLOSING

Your vote has been recorded. You have voted __________. Is that correct?

         IF IT IS CORRECT, THEN CHOOSE "Y". IF IT IS NOT CORRECT, THEN CHOOSE "N". THE CURSOR WILL RETURN TO THE TOP OF THE BALLOT AND ALLOW YOU TO MAKE THE APPROPRIATE CORRECTIONS.

In the next 72 hours, we'll mail you a letter confirming your votes. If you wish to change your vote for any reason, please call us at the number listed in the letter. Thank you for your time.

         TURN OFF THE TAPE RECORDER. RECORD THE SHAREHOLDER'S NAME AND NUMBER OF SHARES ON YOUR LOG. FINISH THE PHONE CALL. IF YOU GET A VERBAL VOTE, THE ONLY VALID DISPOSITION IS "01". IF YOU DO NOT GET A VERBAL VOTE, THEN YOU MAY USE ANY VALID DISPOSITION EXCEPT "01".

                                  PIONEER FUNDS

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ANSWERING MACHINE MESSAGE
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Hello, this is _______ calling on behalf of the PIONEER [NAME OF FUND]. You should have received material in the mail concerning the SPECIAL SHAREHOLDERS MEETING scheduled to be held on MONDAY SEPTEMBER 11TH, 2000.

At your earliest convenience, please sign, date, and return the proxy card in the envelope provided. If you have any questions, need proxy material or would like to vote by telephone, please call 1-800-735-3591.

Thank you for your consideration.